     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998


                                                      REGISTRATION NO. 333-50891
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                         PRE-EFFECTIVE AMENDMENT NO. 6

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        SYKES HEALTHPLAN SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

                FLORIDA                                   7389                                  59-3484556
     (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                Identification Number)

                            11405 BLUEGRASS PARKWAY
                           LOUISVILLE, KENTUCKY 40299
                                 (502) 267-4900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DAVID E. GARNER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SYKES HEALTHPLAN SERVICES, INC.
                            11405 BLUEGRASS PARKWAY
                           LOUISVILLE, KENTUCKY 40299
                                 (502) 267-4900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                          COPIES OF COMMUNICATIONS TO:

            ROBERT J. GRAMMIG, ESQ.                         MICHAEL A. CAMPBELL, ESQ.
             HOLLAND & KNIGHT LLP                             MAYER, BROWN & PLATT
      400 NORTH ASHLEY DRIVE, SUITE 2300                    190 SOUTH LASALLE STREET
             TAMPA, FLORIDA 33602                            CHICAGO, ILLINOIS 60603
                (813) 227-8500                                   (312) 701-7178

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statements for the same offering. [ ]
                                                    ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the Company.

Securities and Exchange Commission registration fee.........  $   33,959
NASD filing fee.............................................      12,012
Nasdaq listing fee..........................................      38,750
Printing and engraving expenses.............................     150,000*
Accounting fees and expenses................................     350,000*
Legal fees and expenses.....................................     250,000*
Blue Sky fees and expenses..................................      30,000*
Transfer Agent's fees and expenses..........................      15,000*
Miscellaneous...............................................     370,279*
                                                              ----------
          Total.............................................  $1,250,000*
                                                              ==========

---------------

* Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Florida corporation. The FBCA provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article V of the Company's Bylaws provides that the Company shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the full extent permitted by Florida law.

     The underwriters also will agree to indemnify the directors and officers of
the Company against certain liabilities as set forth in Section   of the
Underwriting Agreement (see Exhibit 1).

     The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The securities issued or sold by the Company since December 18, 1997, the date of inception, which were not registered under the Securities Act are listed below:

          (i) On December 18, 1997, the Company issued 2,910,000 shares of common stock, par value $.01 per share to Sykes Enterprises, Incorporated for an aggregate cash price of $17.0 million.

          (ii) On December 18, 1997, the Company issued 2,910,000 shares of common stock, par value $.01 per share to HealthPlan Services Corporation for an aggregate cash price of $17.0 million.

     Simultaneously with the completion of the Offerings, the Company will issue 1,700,000 shares of common stock, par value $.01 per share, to HealthPlan Services Corporation at the initial public offering price, less an amount equal to the underwriting discount, per share.

     The shares of capital stock issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transaction. All recipients had adequate access, through their relationship with the Company to information about the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


  EXHIBIT
  NUMBER                                 DESCRIPTION
  -------                                -----------
   1.1      --   U.S. Purchase Agreement
   1.2      --   International Purchase Agreement
   3.1*     --   Articles of Incorporation of the Company
   3.2*     --   Bylaws of the Company
   3.3*     --   Amended and Restated Articles of Incorporation of the
                 Company
   3.4*     --   Amended and Restated Bylaws of the Company
   4.1*     --   Shareholder Agreement, dated as of December 18, 1997,
                 between Sykes and HPS
   4.2*     --   Amendment to Shareholder Agreement, dated as of January 31,
                 1998
   4.3*     --   Form of Common Stock Certificate of the Company
   5.1*     --   Opinion of Holland & Knight LLP
  10.1*     --   1997 Stock Option Plan
  10.2*     --   Employment Agreement, dated as of December 31, 1997, between the Company and Stephen K. Holland, M.D.
  10.3*     --   Employment Agreement, dated as of December 31, 1997, between the Company and James K. Murray, III
  10.4*     --   Employment Agreement, dated as of December 31, 1997, between the Company and David E. Garner
  10.5*     --   Employment Agreement, dated as of March 31, 1998, between
                 the Company and Donald K. Kelly, M.D.
  10.6*     --   Employment Agreement, dated as of March 31, 1998, between
                 the Company and Michael C. Peerboom
  10.7*     --   Employment Agreement, dated as of December 31, 1997, between the Company and Owen McKenna
  10.8*     --   Employment Agreement, dated as of March 31, 1998, between
                 the Company and Suzanne D. Kelly
  10.9*     --   Stock Purchase Agreement, dated as of March 9, 1998, between the Company and Prudential
  10.10*    --   Acquisition Agreement, dated as of December 31, 1997,
                 between the Company and SHPS Acquisition Corporation, OMS
                 Holding Corporation ("OMS Holding") and certain selling
                 shareholders of OMS
  10.11*    --   Plan and Agreement of Merger, dated as of February 11, 1998, between the Company, Sykes HealthPlan Services Acquisition
                 Corporation and HI
  10.12*    --   Amendment to Plan and Agreement of Merger, dated as of March
                 30, 1998, between the Company, Sykes Healthplan Services
                 Acquisition Corporation and HI
  10.13*    --   Credit Agreement, dated as of March 27, 1998, between the
                 Company and NationsBank, National Association -- 0176044.19
  10.14*    --   Amendment Agreement No. 1 to Credit Agreement, dated as of
                 May 13, 1998, between the Company and NationsBank, N.A.
  10.15*    --   Amendment Agreement No. 2 to Credit Agreement, dated as of
                 June 9, 1998, between the Company and NationsBank, N.A.
  10.16*    --   Outsourcing Agreement, dated as of January 1, 1998, between the Company and HPS
  10.17*    --   Administrative Services Agreement, dated as of March 9,
                 1998, between the Company and PHC
  10.18*    --   Commitment Letter from NationsBank, N.A., dated July 16,
                 1998
  21.1*     --   List of Subsidiaries

  EXHIBIT
  NUMBER                                 DESCRIPTION
  -------                                -----------
  23.1      --   Consent of Holland & Knight LLP (included in Exhibit 5.1)
  23.2*     --   Consent of Arthur Andersen LLP, independent auditors
  23.3*     --   Consent of Arthur Andersen LLP, independent auditors
  23.4*     --   Consent of Deloitte & Touche LLP, independent auditors
  23.5*     --   Consent of Price Waterhouse LLP independent auditors
  23.6*     --   Consent of Ernst & Young LLP, independent auditors
  24.1*     --   Power of Attorney
  27.1*     --   Financial Data Schedule (For SEC use only)


---------------


* Previously filed.


     (b) Financial Statement Schedules

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 21st day of July, 1998.


                                          SYKES HEALTHPLAN SERVICES, INC.

                                          By:      /s/ DAVID E. GARNER
                                            ------------------------------------
                                                      David E. Garner

                                               President and Chief Executive
                                                           Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----

                    DAVID E. GARNER                       President, Chief Executive      July 21, 1998
 ------------------------------------------------------     Officer and Director
                    David E. Garner                         (Principal Executive
                                                            Officer)

                           *                              Executive Vice President,       July 21, 1998
 ------------------------------------------------------     Treasurer and Chief
                  James K. Murray, III                      Financial Officer (Principal
                                                            Financial Officer and
                                                            Principal Accounting
                                                            Officer)

                           *                              Director                        July 21, 1998
 ------------------------------------------------------
                  James K. Murray, Jr.

                           *                              Director                        July 21, 1998
 ------------------------------------------------------
                   William L. Bennett

                           *                              Director                        July 21, 1998
 ------------------------------------------------------
              Linda McClintock-Greco, M.D.


*By:     /s/ DAVID E. GARNER
     -------------------------------
             David E. Garner
            Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 1.1       --  U.S. Purchase Agreement
 1.2       --  International Purchase Agreement
 3.1*      --  Articles of Incorporation of the Company
 3.2*      --  Bylaws of the Company
 3.3*      --  Amended and Restated Articles of Incorporation of the
               Company
 3.4*      --  Amended and Restated Bylaws of the Company
 4.1*      --  Shareholder Agreement, dated as of December 18, 1997,
               between Sykes and HPS
 4.2*      --  Amendment to Shareholder Agreement, dated as of January 31,
               1998
 4.3*      --  Form of Common Stock Certificate of the Company
 5.1*      --  Opinion of Holland & Knight LLP
10.1*      --  1997 Stock Option Plan
10.2*      --  Employment Agreement, dated as of December 31, 1997, between the Company and Stephen K. Holland, M.D.
10.3*      --  Employment Agreement, dated as of December 31, 1997, between the Company and James K. Murray, III
10.4*      --  Employment Agreement, dated as of December 31, 1997, between the Company and David E. Garner
10.5*      --  Employment Agreement, dated as of March 31, 1998, between the Company and Donald K. Kelly, M.D.
10.6*      --  Employment Agreement, dated as of March 31, 1998, between the Company and Michael C. Peerboom
10.7*      --  Employment Agreement, dated as of December 31, 1997, between the Company and Owen McKenna
10.8*      --  Employment Agreement, dated as of March 31, 1998, between the Company and Suzanne D. Kelly
10.9*      --  Stock Purchase Agreement, dated as of March 9, 1998, between the Company and Prudential
10.10*     --  Acquisition Agreement, dated as of December 31, 1997,
               between the Company and SHPS Acquisition Corporation, OMS
               Holding Corporation ("OMS Holding") and certain selling
               shareholders of OMS
10.11*     --  Plan and Agreement of Merger, dated as of February 11, 1998, between the Company, Sykes HealthPlan Services Acquisition
               Corporation and HI
10.12*     --  Amendment to Plan and Agreement of Merger, dated as of March
               30, 1998, between the Company, Sykes Healthplan Services
               Acquisition Corporation and HI
10.13*     --  Credit Agreement, dated as of March 27, 1998, between the
               Company and NationsBank, National Association -- 0176044.19
10.14*     --  Amendment Agreement No. 1 to Credit Agreement, dated as of
               May 13, 1998 between the Company and NationsBank, N.A.
10.15*     --  Amendment Agreement No. 2 to Credit Agreement, dated as of
               June 9, 1998, between the Company and NationsBank, N.A.
10.16*     --  Outsourcing Agreement, dated as of January 1, 1998, between the Company and HPS

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.17*     --  Administrative Services Agreement, dated as of March 9,
               1998, between the Company and PHC
10.18*     --  Commitment Letter from NationsBank, N.A., dated July 16,
               1998
21.1*      --  List of Subsidiaries
23.1       --  Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2*      --  Consent of Arthur Andersen LLP, independent auditors
23.3*      --  Consent of Arthur Andersen LLP, independent auditors
23.4*      --  Consent of Deloitte & Touche LLP, independent auditors
23.5*      --  Consent of Price Waterhouse LLP, independent auditors
23.6*      --  Consent of Ernst & Young LLP, independent auditors
24.1*      --  Power of Attorney
27.1*      --  Financial Data Schedule (For SEC use only)


---------------


* Previously filed.